ORGANIZATIONAL CHART OF AGL RESOURCES INC.*
(immediately prior to consummation of sale)



AGL Resources Inc
Pivotal Propane of Virginia, Inc (DE)
AGL Capital Corporation (NV)
Georgia Natural Gas Company
SouthStar Energy Services LLC (DE) (70% Member)
AGL Investments, Inc
AGL Networks, LLC
Sequent, Companies
Pivotal Storage, Inc (DE)
Pivotal Storage, LLC (DE)
Chattanooga Gas Company (TN)
Atlanta Gas Light Company (GA)
Virginia Natural Gas, Inc (VA)
NUI Corporation (NJ) (NOTE2)
AGL Service Company (NOTE1)
NUI Saltville Storage, Inc
Saltville Gas Storage Company, LLC (50% Interest)
NUI Capital Corp
NUI ES
Utility Business Services, Inc
Virginia Gas Company
Virginia Gas Pipeline
Virginia Gas Storage
Virginia Gas Distribution
NUI Utilities (NJ)
Elizabethtown Gas
Florida City Gas
Elkton Gas Services

NOTE1	Includes shared employees for Senior Officers and Directors, Business Support, External Relations, Financial Services, IT, Investor Relations, Legal, Marketing, Rates and Regulation, and HR
NOTE2	Includes shared employees for Accounting and IT
*	Diagram does not show every subsidiary of AGLR, but shows AGLR's operating subsidiaries and those in the chain of title of the assets/ interests affected by the Saltville PSA, prior to consummation of the dispositions contemplated therein.

▢ Represents Energy Affiliates of Saltville Gas Storage Company, LLC in the AGL Resources family of companies

1 SGSC is 50% owned by NUI Saltville Storage Inc and 50% owned by Duke Energy Saltville Gas Storage, L.L.C. The organizational charts for the Duke Energy group of companies which include SGSC and its energy affiliates can be accessed at Duke Energy's websites at:

http://infoportal.link.duke-energy.com/orgcharts/ucross?page=ET&type=ORG
or
http://infoportal.link.duke-energy/OrgCharts/JPG/DEGT_Pres_ET.jpg
and at www.duke-energy.com/duke_energy/Energy_Affiliates.pdf

2 Virginia Gas Pipeline Company (VGPC) a wholly owned subsidiary of Virginia Gas Company, is the operating manager of SGSC. VGPC does not have any employees but uses employees of Virginia Gas Company to perform transmission and other functions for SGSC.